EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITOR

    We hereby consent to the incorporation by reference in this Form S-8 Registration Statement under the Securities Act of 1933 of American Security Resources Corp. (the “Company”) dated July 11, 2008, of our report dated April 7, 2008, relating to the Company’s consolidated financial statements appearing in the Form 10-KSB for the year ended December 31, 2007.

DATED July 21, 2008	By: /s/ McElravy, Kinchen & Associates, P.C
McElravy, Kinchen & Associates, P.C